SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest

event reported): May 19, 2014

DISCOVERY ENERGY CORP. f/k/a “Santos Resource Corp.”
(Exact name of registrant as specified in its Charter)

Nevada	000-53520	98-0507846
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Riverway Drive, Suite 1700 Houston, Texas 77056 713-840-6495
(Address and telephone number of principal executive offices, including zip code)

__________________________________
(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On May 19, 2014, Discovery Energy Corp. (the “Company”) received from the South Australian Minister for Mineral Resources and Energy notice of the approval of the Company’s application for the modification and six-month suspension of the work commitment relating to the Petroleum Exploration License (PEL) 512 covering the Company’s 584,651-acre prospect in South Australia. Prior to this modification and extension, the Company’s remaining work commitment involved the following:

*	Year 2 ending October 25, 2014 - Conduct a new 2D seismic survey totaling at least 250 kilometers.
*	Year 3 ending October 25, 2015 - Acquire new 3D seismic data totaling at least 400 square kilometers and drill two wells
*	Year 4 ending October 25, 2016 - Drill five wells
*	Year 5 ending October 25, 2017 - Drill five wells

As modified and extended, the Company’s remaining work commitment involves the following:

*	Year 2 ending April 27, 2015 - Conduct a new 3D seismic survey totaling at least 100 kilometers.
*	Year 3 ending April 27, 2016 - Acquire new 2D seismic data totaling at least 100 square kilometers, acquire 3D seismic data totaling at least 200 square kilometers and drill two wells
*	Year 4 ending April 27, 2017 - Acquire new 3D seismic data totaling at least 200 square kilometers and drill two wells
*	Year 5 ending April 27, 2018 - Drill three wells

The modification reduces the Company’s obligations under the License and extends the time that the Company has to meet its commitments. Management believes the changes will enhance the Company’s ability to complete a major capital raising transaction, secure a joint venture partner, or both, although the Company has no assurance of this.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Energy Corp.,
f/k/a “Santos Resource Corp.”
(Registrant)

Date: May 21, 2014	By: /s/	Keith J. McKenzie
Keith J. McKenzie,
Chief Executive Officer

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